UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015 (January 15, 2015)

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35999	61-1713295
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2015, Fifth Street Senior Floating Rate Corp. (“FSFR”) and its wholly-owned, special purpose financing subsidiary, FS Senior Funding II LLC (the “Borrower”), entered into a five-year $175 million senior secured revolving credit facility (the “Credit Facility”) with the lenders referenced therein (the “Lenders”), Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent. The Credit Facility has a three-year reinvestment period and bears an interest rate of LIBOR plus 2.00% per annum for borrowings used to acquire broadly syndicated loans and LIBOR plus 2.25% per annum for other loans. For the first year following the expiration of the reinvestment period, the interest rate will be 3.50% per annum. For the second year following the expiration of the reinvestment period and thereafter the interest rate will be 4.00% per annum.

In addition, the Borrower will pay the Lenders a non-usage fee of either 0.50% per annum on the unused amount of the Credit Facility (if the advances outstanding on the Credit Facility exceed 50% of the aggregate commitments by Lenders to make advances on such day) or 0.75% per annum on the unused amount of the Credit Facility (if the advances outstanding on the Credit Facility do not exceed 50% of the aggregate commitments by Lenders to make advances on such day) for the duration of the reinvestment period. Accrued interest and commitment fees are payable quarterly, and the maturity date of the Credit Facility is January 15, 2020.

FSFR issued a press release on January 21, 2015 to announce the closing of the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of agreements relating to the Credit Facility, attached hereto as Exhibits 10.1 and 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement by and among Fifth Street Senior Floating Rate Corp., FS Senior Funding II LLC, the lenders referred to therein, Citibank, N.A., and Wells Fargo Bank, National Association, dated as of January 15, 2015.
10.2	Loan Sale Agreement by and between Fifth Street Senior Floating Rate Corp. and FS Senior Funding II LLC, dated as of January 15, 2015.
99.1	Press Release dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015	FIFTH STREET SENIOR FLOATING RATE CORP.

	By:	/s/ David H. Harrison
		Name:	David H. Harrison
		Title:	Chief Compliance Officer